Exhibit 99.1

News Release
nVent Provides COVID-19 Business Update and Announces First Quarter 2020 Financial Results

•Reported sales of $521 million were down 3%; Organic sales down 8%
•Reported EPS of $0.11; Adjusted EPS of $0.34
•Cash Flows from Operations and Free Cash Flow better than prior year
•Expect cost savings of approximately $50 million

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – April 29, 2020 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today provided a business update in response to the COVID-19 pandemic; announced financial results for the first quarter of 2020; and withdrew its 2020 financial guidance provided on February 5, 2020 due to uncertainties relating to the pandemic.
“During this time nVent has established three priorities. We will focus first on the safety and well-being of our employees, continue business operations to serve our customers and support critical infrastructure, and make nVent stronger as a company, well-positioned to exit this crisis,” said Beth Wozniak, nVent's chief executive officer. "We are executing on actions to realize approximately 50 million dollars of expected cost savings. These actions are a combination of temporary and structural changes, which we believe positions us well for when growth returns."

"We saw demand deteriorate in geographies impacted by the COVID-19 pandemic. First it was China and then Europe and North America towards the end of the quarter as stay at home orders began to be enforced. As of today all our manufacturing sites are operational to support critical infrastructure such as data centers and networking solutions, medical and defense, to name a few," said Wozniak.

“We believe we have a strong capital structure and have a healthy balance sheet. The company is taking appropriate actions and has identified multiple levers to preserve cash," said Wozniak. “I want to thank our nVent employees, all of whom are making extraordinary efforts to support our customers, support our communities and support one another. I am confident in our people and plans to navigate through this time and emerge stronger.”

First quarter sales of $521 million were down 3 percent relative to the first quarter 2019 and declined 8 percent organically, which excludes the impact from currency fluctuations and acquisitions. Eldon added approximately $26 million in sales to the Enclosures segment during the first quarter. First quarter 2020 earnings per diluted share (“EPS”) were $0.11, down 66%, while on an adjusted basis, the company had EPS of $0.34, down 13%. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
First quarter 2020 operating income was $60 million, down 22 percent from $78 million in the first quarter of 2019. On an adjusted basis, segment income was $82 million, down 15 percent from $96 million in the first quarter of 2019, largely due to the impact of volume declines.
The company had net cash provided by operating activities of $7 million in the first quarter and free cash flow usage was $2 million, which was better than the prior year period. As of March 31, 2020, the company continued to have a strong liquidity position with $188 million in cash on hand and a net debt to EBITDA leverage ratio of 2.3x. The company proactively drew down $150 million on its revolving credit facility and has $315 million undrawn on the facility.
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The company is withdrawing its previous 2020 financial guidance due to uncertainties from the rapidly changing environment as the COVID-19 pandemic evolves. The ultimate magnitude of the COVID-19 pandemic, including the extent of its impact on nVent’s financial and operational results will be determined by a number of factors including the length of time that the pandemic continues, its effect on the demand for the company’s products and services and the supply chain, as well as the effect of governmental regulations imposed in response to the pandemic.

FIRST QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	March 31, 2020	March 31, 2019	% / point change
Net Sales	$521	$538	-3%
Organic			-8%
Operating Income	$60	$78	-22%
Reported ROS	11.6%	14.4%
Segment Income	$82	$96	-15%
Adjusted ROS	15.6%	17.9%	-230 bps

Enclosures
	Three months ended
	March 31, 2020	March 31, 2019	% / point change
Net Sales	$259	$256	1%
Organic			-8%
ROS	15.8%	17.8%	-200 bps

Thermal Management
	Three months ended
	March 31, 2020	March 31, 2019	% / point change
Net Sales	$121	$145	-17%
Organic			-16%
ROS	16.8%	23.6%	-680 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	March 31, 2020	March 31, 2019	% / point change
Net Sales	$142	$137	3%
Organic			3%
ROS	23.6%	22.7%	90 bps

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DIVIDENDS
nVent previously announced on February 25, 2020 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the second quarter on May 8, 2020.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 9:15 a.m. Eastern Daylight Time today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 7786179 approximately ten minutes before the 9:15 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on June 5, 2020 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2020	March 31, 2019
Net sales	$520.9	$538.0
Cost of goods sold	325.6	328.1
Gross profit	195.3	209.9
% of net sales	37.5%	39.0%
Selling, general and administrative	123.1	120.1
% of net sales	23.6%	22.3%
Research and development	11.9	12.3
% of net sales	2.3%	2.3%
Operating income	60.3	77.5
% of net sales	11.6%	14.4%
Net interest expense	9.9	10.5
Other expense	0.8	0.9
Income before income taxes	49.6	66.1
Provision for income taxes	31.0	9.7
Effective tax rate	62.5%	14.7%
Net income	$18.6	$56.4
Earnings per ordinary share
Basic	$0.11	$0.32
Diluted	$0.11	$0.32
Weighted average ordinary shares outstanding
Basic	169.8	176.5
Diluted	171.0	178.2
Cash dividends paid per ordinary share	$0.175	$0.175

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$187.9	$106.4
Accounts and notes receivable, net	333.1	334.3
Inventories	249.0	244.7
Other current assets	115.8	113.3
Total current assets	885.8	798.7
Property, plant and equipment, net	278.6	284.5
Other assets
Goodwill	2,290.8	2,279.1
Intangibles, net	1,154.4	1,160.5
Other non-current assets	120.6	117.5
Total other assets	3,565.8	3,557.1
Total assets	$4,730.2	$4,640.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$18.8	$17.5
Accounts payable	150.9	187.1
Employee compensation and benefits	60.9	71.9
Other current liabilities	178.6	185.7
Total current liabilities	409.2	462.2
Other liabilities
Long-term debt	1,192.4	1,047.1
Pension and other post-retirement compensation and benefits	208.2	207.2
Deferred tax liabilities	254.0	237.8
Other non-current liabilities	89.8	93.5
Total liabilities	2,153.6	2,047.8
Equity	2,576.6	2,592.5
Total liabilities and equity	$4,730.2	$4,640.3

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2020	March 31, 2019
Operating activities
Net income	$18.6	$56.4
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	9.6	8.4
Amortization	16.0	15.1
Deferred income taxes	26.0	(2.1)
Share-based compensation	1.9	4.3
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(2.6)	(1.5)
Inventories	(6.1)	(16.8)
Other current assets	(5.7)	(8.8)
Accounts payable	(33.3)	(40.8)
Employee compensation and benefits	(9.3)	(11.2)
Other current liabilities	(8.6)	(2.5)
Other non-current assets and liabilities	0.2	(13.6)
Net cash provided by (used for) operating activities	6.7	(13.1)
Investing activities
Capital expenditures	(10.2)	(9.2)
Proceeds from sale of property and equipment	1.1	6.0
Acquisitions, net of cash acquired	(27.0)	—
Net cash provided by (used for) investing activities	(36.1)	(3.2)
Financing activities
Net receipts of revolving long-term debt	150.0	—
Repayments of long-term debt	(3.8)	(2.5)
Dividends paid	(29.7)	(31.0)
Shares issued to employees, net of shares withheld	3.0	1.0
Repurchases of ordinary shares	(3.2)	(76.1)
Net cash provided by (used for) financing activities	116.3	(108.6)
Effect of exchange rate changes on cash and cash equivalents	(5.4)	(1.5)
Change in cash and cash equivalents	81.5	(126.4)
Cash and cash equivalents, beginning of period	106.4	159.0
Cash and cash equivalents, end of period	$187.9	$32.6

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020	2019
In millions	First Quarter	First Quarter
Net sales
Enclosures	$258.5	$255.5
Thermal Management	120.5	145.1
Electrical & Fastening Solutions	141.9	137.4
Total	$520.9	$538.0
Segment income (loss)
Enclosures	$40.9	$45.6
Thermal Management	20.3	34.3
Electrical & Fastening Solutions	33.5	31.2
Other	(13.2)	(14.9)
Total	$81.5	$96.2
Return on sales
Enclosures	15.8%	17.8%
Thermal Management	16.8%	23.6%
Electrical & Fastening Solutions	23.6%	22.7%
Total	15.6%	17.9%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the quarter ended March 31, 2020 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter
Net sales	$520.9
Net income	18.6
Provision for income taxes	31.0
Income before income taxes	49.6
Other expense	0.8
Net interest expense	9.9
Operating income	60.3
% of net sales	11.6%
Adjustments:
Restructuring and other	4.3
Acquisition transaction and integration costs	0.9
Intangible amortization	16.0
Segment income	$81.5
Return on sales	15.6%

Segment income	$81.5
Depreciation	9.6
Earnings before income tax, depreciation, and amortization - as adjusted	$91.1

Net income - as reported	$18.6
Adjustments to operating income	21.2
Income tax adjustments	18.3
Net income - as adjusted	$58.1
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.11
Adjustments	0.23
Diluted earnings per ordinary share - as adjusted	$0.34

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2019 excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.0	$539.5	$559.8	$566.7	$2,204.0
Operating income	77.5	87.0	86.1	82.5	333.1
% of net sales	14.4%	16.1%	15.4%	14.6%	15.1%
Adjustments:
Restructuring and other	3.6	2.7	11.2	6.7	24.2
Acquisition transaction and integration costs	—	—	1.9	0.5	2.4
Intangible amortization	15.1	15.1	15.4	15.8	61.4
Inventory step-up amortization	—	—	—	3.2	3.2
Segment income	$96.2	$104.8	$114.6	$108.7	$424.3
Return on sales	17.9%	19.4%	20.5%	19.2%	19.3%

Net income - as reported	$56.4	$60.9	$59.9	$45.5	$222.7
Adjustments to operating income	18.7	17.8	28.5	26.2	91.2
Pension and other post-retirement mark-to-market loss	—	—	—	27.3	27.3
Income tax adjustments	(5.6)	(3.3)	(4.6)	(19.3)	(32.8)
Net income - pro forma adjusted	$69.5	$75.4	$83.8	$79.7	$308.4
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.32	$0.35	$0.35	$0.27	$1.29
Adjustments	0.07	0.09	0.14	0.20	0.49
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.49	$0.47	$1.78

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2020 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	(7.5)%	(1.1)%	5.4%	(3.2)%
Enclosures	(8.3)%	(1.0)%	10.5%	1.2%
Thermal Management	(15.8)%	(1.2)%	—%	(17.0)%
Electrical & Fastening Solutions	2.5%	(0.8)%	1.6%	3.3%

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2020	March 31, 2019
Net cash provided by (used for) operating activities	$6.7	$(13.1)
Capital expenditures	(10.2)	(9.2)
Proceeds from sale of property and equipment	1.1	6.0
Free cash flow	$(2.4)	$(16.3)